UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2012

MIDWEST GENERATION, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-59348	33-0868558
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

235 Remington Blvd., Suite A

Bolingbrook, Illinois 60440

(Address of principal executive offices, including zip code)

630-771-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Midwest Generation, LLC (“Midwest Generation”) has based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside Midwest Generation’s control. Midwest Generation has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise. This current report should be read with Midwest Generation’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent Quarterly Reports on Form 10-Q.

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2012, Midwest Generation and Midwest Generation’s indirect parent, Edison Mission Energy (“EME”), filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”).  See Item 1.03.  The commencement of voluntary cases by Midwest Generation and EME are events of default under the operative documents that govern Midwest Generation’s lease of the Powerton Generating Station, in Pekin, Illinois, and Units 7 and 8 of the Joliet Generating Station, in Joliet, Illinois.  Such filings permit the owner lessors of the Powerton and Joliet facilities, the owner lessors’ equity owners, and the holders of the pass-through certificates issued to finance the leases to exercise certain rights and remedies against Midwest Generation and EME.

On December 16, 2012, Midwest Generation and EME entered into a forbearance agreement with the Powerton and Joliet leases’ owner lessors, the owner lessors’ equity owners, and approximately 72 percent of the holders of the outstanding pass-through certificates.  A copy of the forbearance agreement is attached hereto as Exhibit 10.1.  Under this agreement, the parties agreed to forbear from exercising certain rights and remedies against Midwest Generation or EME on account of their Chapter 11 filings for 60 days.  In addition, the parties agreed that Midwest Generation will pay the ratable portion of the rent due under the leases attributable to the period between December 17, 2012, and January 2, 2013, on February 15, 2012.  The Bankruptcy Court approved the forbearance agreement on December 18, 2012.

Item 1.03 Bankruptcy or Receivership.

On December 17, 2012, Midwest Generation, two of Midwest Generation’s wholly-owned domestic subsidiaries, EME, and certain other wholly-owned domestic subsidiaries of EME (collectively, the “Debtor Entities”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court (collectively, the “Chapter 11 Cases”).

The Chapter 11 Cases are being jointly administered under the case caption In re Edison Mission Energy et al., No. 12-49219 (JPC) (Bankr. N.D. Ill.).  Midwest Generation will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. In order to assure ordinary course operations, Midwest Generation has sought, and received, approval from the Bankruptcy Court for a variety of “First Day” motions, including authority to pay employees and vendors in the ordinary course, authority to maintain bank accounts, and other customary relief.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1 Forbearance Agreement dated as of December 16, 2012 by and among Midwest Generation and certain owner lessors, owner lessors’ equity owners, and holders of outstanding pass-through certificates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midwest Generation, LLC

(Registrant)

Date:	December 21, 2012	/s/ Maria Rigatti
MARIA RIGATTI
Manager and Vice President